Exhibit 10.2

SECOND AMENDMENT TO SUBLEASE AGREEMENT
7000 Shoreline Court, South San Francisco, California

THIS SECOND AMENDMENT TO SUBLEASE AGREEMENT (“Amendment”), is made and entered into effective this 19th day of May 2008, by and between MJ RESEARCH COMPANY, INC. (“Sublessor”) and HANA BIOSCIENCES, INC. (“Sublessee”).

RECITALS

A. Sublessor and Sublessee are parties to a Sublease and a First Amendment to Sublease Agreement, each dated May 31, 2006 (collectively, the “Original Sublease”).

B. Sublessor and Sublessee desire to amend and modify the term of the Original Sublease, as set forth in this Amendment. The Original Sublease, as modified by this Amendment, is referred to collectively as the “Sublease.”

AGREEMENT

1. Confirmation of Termination Date. The provisions of Section 2 of the First Amendment to Sublease are modified as follows: (i) Sublessee shall have until May 31, 2009 to exercise its one-time right to confirm the Termination Date, (ii) in the event that Sublessee exercises its right to confirm the Termination Date, as provided in the preceding item “(i),” the term of this Sublease shall expire on May 31, 2010, and (iii) in the event that Sublessee does not exercise its right to confirm the Termination Date, as provided in the preceding item “(i),” the term of this Sublease shall expire on March 31, 2011.

2. Correction. Wherever the name “MJ Research Company, Inc.” appears in the Sublease or any amendment thereto, the name “MJ Research, Incorporated” shall be substituted therefor.

3. Ratification. Except as modified by the provisions of this Amendment, the terms and conditions of the Original Sublease shall continue to apply. In the event of a conflict between the provisions of this Amendment and the Original Sublease, the provisions of this Amendment shall prevail.

4. Counterparts. This Amendment may each be executed in counterpart copies, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic copies of signatures to this Amendment shall be deemed to constitute original signatures.

THIS AMENDMENT is executed by the parties and effective as of the date first set forth above.

SUBLESSOR:		SUBLESSEE:

MJ RESEARCH, INCORPORATED.		HANA BIOSCIENCES, INC.

By:	/s/ Sandford S. Wadler	By:	/s/ John P. Iparraguirre
Name: Sandford S. Wadler		Name:	John P. Iparraguirre
Its: Vice President			Its: VP, Chief Financial Officer